30,CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of United Nations Securities Association, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lord Dr. Masaaki Ikawa, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of United Nations Securities Associations, Inc.

Dated: November 17, 2006

/s/ Lord Dr. Masaaki Ikawa
Lord Dr. Masaaki Ikawa Chief Executive Officer and Principal Financial Officer